Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 15, 2024, relating to the consolidated financial statements of Golden Heaven Group Holdings Ltd. and its subsidiaries (the “Company”) for the years ended September 30, 2023 and 2022, appearing in the Annual Report on Form 20-F of the Company for the years ended September 30, 2023 and 2022.

/s/ Assentsure PAC

Singapore

May 30, 2024